Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated February 12, 2021, with respect to the financial statements of Eldorado Resort Casino Shreveport JTV included in this Form 8-K/A of Bally’s Corporation.

/s/ Ernst & Young LLP

Las Vegas, Nevada
February 12, 2021